SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  November 5, 2002
                Date of report (Date of earliest event reported)


                                  ENUCLEUS, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                   0-14039                           11-2714721
           ----------------------       ----------------------------------
          (Commission File Number)     (I.R.S. Employer Identification No.)




                               15545 S. 71st Court
                              Orland Park, IL 60462
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                    (Address of Principal Executive Offices)


                                  708/444-7300
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              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          -----------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS.

On October 28, 2002, eNucleus (the "Company") executed a private placement commitment to purchase $5 million of the Company's common stock with Cornell Capital, a New Jersey-based domestic investment fund.

Pursuant to the terms of the funding agreements with Cornell Capital, eNucleus has the right, but not the obligation, to require Cornell Capital to purchase shares of the company's common stock in amounts up to $300,000 per month to a maximum of $5 million over the next 24 months.

Such equity drawdowns are entirely at the discretion of eNucleus and there are no minimum drawdowns required by eNucleus. The drawdowns are subject to the Company having an effective registration statement with the United States Securities and Exchange Commission covering the resale of 10.0 million shares. Currently, the Company does not have an effective registration statement regarding those shares.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            ENUCLEUS, INC.
                                            (Registrant)

Date:  November 6, 2002                     By:  /s/  John C. Paulsen
                                               -------------------------------
                                                      John C. Paulsen,
                                                      Chairman of the Board,
                                                      Chief Executive and
                                                      Financial Officer